UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Syntel, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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This filing consists of the following document:

•	Letter to Syntel, Inc. customers.

Dear [Name],

I would like to update you on an important development at Syntel.

Today, Syntel announced that it has entered into a definitive agreement with Atos SE, under which Atos SE will acquire all outstanding shares of Syntel for $41.00 per share in an all-cash transaction valued at approximately $3.57 billion, including Syntel’s net debt. The transaction is expected to close in the second half of 2018.

Atos is a global leader in digital transformation with approximately 100,000 employees in 73 countries and annual revenue of around € 12 billion. With its cutting-edge technologies, digital expertise and industry knowledge, Atos supports the digital transformation of its clients across various business sectors: Defense, Financial Services, Health, Manufacturing, Media, Energy & Utilities, Public sector, Retail, Telecommunications and Transportation. The Group is the Worldwide Information Technology Partner for the Olympic & Paralympic Games and Atos SE (Societas Europaea) is listed on the CAC40 Paris stock index.

Atos’ strategic objectives for this strategic acquisition are to enhance their Digital Transformation business and accelerate their development in North America.

This transaction validates Syntel’s strong client focus, robust operating model and proven delivery capabilities which have enabled us to deliver business value to our clients over the past 38 years.

We are excited about this transaction which will enable us to provide a broader suite of services to you and support your technology and KPO operations across the globe. Atos brings market leading complementary capabilities in Infrastructure & Data Management, Cybersecurity, High Performance Computing and Digital Workplace services which will enable us to drive greater value creation for your business.

The Syntel team and I are committed to your success. The two companies will operate independently until closing and I’d like to personally reassure you that there will be no impact or disruption to your Syntel team and engagements either now or following the anticipated closing of the transaction.

We will keep you posted on developments and I look forward to meeting you in person or speaking to you on the phone in the coming days to address any questions you may have.

Thank you for your continued trust and confidence in us. We look forward to evolving our relationship to the next level.

Warm Regards

Rakesh Khanna

CEO and President, Syntel Inc.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of Syntel, including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with: the parties’ ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that would give rise to the termination of the merger agreement; the failure to satisfy each of the conditions to the consummation of the merger; the disruption of management’s attention from ongoing business operations due to the merger; the effect of the announcement of the merger on Syntel’s relationships with its customers as well as its operating results and business generally; the outcome of any legal proceedings related to the merger; employee retention as a result of the merger; our ability to maintain a competitive leadership position with respect to the services that we offer; the conduct of our business and operations internationally, including the complexity of compliance with international laws and regulations and risks related to adverse regulatory actions; our ability to deliver new services to the market on time and in a manner sufficient to meet demand; our ability to protect our computer systems and networks from fraud, cyber-attacks or security breaches; our assumptions, judgments and estimates regarding the impact on our business of political instability in markets where we conduct business; uncertainty in the global economic environment and financial markets; the status of our relationships with and condition of third parties, such as our key customers, upon whom we rely in the conduct of our business; our ability to effectively hedge our exposure to interest rate and foreign currency exchange rate fluctuations; and our dependence on our key employees. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q.

The forward-looking statements speak only as of the date such statements are made. Syntel is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Syntel by Atos. In connection with the proposed acquisition, Syntel intends to file relevant materials with the SEC, including Syntel’s proxy statement on Schedule 14A. STOCKHOLDERS OF SYNTEL ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING SYNTEL’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Syntel stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from Syntel. Such documents are not currently available.

Participants in Solicitation

Syntel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Syntel common stock in respect of the proposed transaction. Information about the directors and executive officers of Syntel is set forth in the proxy statement for Syntel’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2018, and Syntel’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed on February 26, 2018. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.